As filed with the Securities and Exchange Commission on December 8, 2004    Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
AND
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENTS
NO. 33-40796, NO. 33-65081, NO. 333-39319, NO. 333-93473 AND NO. 333-83444

UNDER
THE SECURITIES ACT OF 1933

DIONEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2647429
(State of Incorporation)	(I.R.S. Employer Identification No.)

501 Mercury Drive
Sunnyvale, CA 94085
(Address of principal executive offices)

Dionex Corporation 2004 Equity Incentive Plan
(Full title of the plans)

Lukas Braunschweiler
President and Chief Executive Officer
Dionex Corporation
501 Mercury Drive
Sunnyvale, CA 94085
(408) 481-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jodie Bourdet, Esq.
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2443

CALCULATION OF REGISTRATION FEE

					Amount of
			Proposed Maximum	Proposed Maximum	Registration
Title of Securities to be Registered	Amount to be Registered (1)		Offering Price per Share	Aggregate Offering Price (2)	Fee(2)(4)
Common Stock, par value $0.001 per share to be issued under the Dionex Corporation 2004 Equity Incentive Plan (1)	3,520,119	(3)	$27.35	$96,273,124.25	$23,503.74

(1) This registration statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 33-40796), as filed with the Securities and Exchange Commission on May 23, 1991 (the “1991 Registration Statement”); (c) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 33-65081), as filed with the Securities and Exchange Commission on December 15, 1995 (the “1995 Registration Statement”); (d) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-39319), as filed with the Securities and Exchange Commission on November 3, 1997 (the “1997 Registration Statement”); (e) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-93473), as filed with the Securities and Exchange Commission on December 23, 1999 (the “1999 Registration Statement”); and (f) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-83444), as filed with the Securities and Exchange Commission on February 26, 2002 (the “2002 Registration Statement”) (the 1991 Registration Statement, the 1995 Registration Statement, the 1997 Registration Statement, the 1999 Registration Statement and the 2002 Registration Statement are collectively referred herein as the “Registration Statements”). The offer and sale of 3,520,119 shares registered hereby were previously registered for sale under the registrant’s 1998 Directors’ Stock Option Plan pursuant to the 1991 Registration Statement and the 1997 Registration Statement and the Dionex Corporation Stock Option Plan pursuant to the 1991 Registration Statement, 1995 Registration Statement, 1997 Registration Statement, 1999 Registration Statement and 2002 Registration Statement. The shares described above have been previously registered and the registration fees for those shares paid as part of the registration fees paid with respect to the Registration Statements are carried over to this registration statement in accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 89 under Section G, “Securities Act Forms” of the Manual Publicly Available Telephone Interpretations of the Division of Corporations Finance and the Securities and Exchange Commission (as supplemented through September 2004) (the “Instruction and Interpretation”).

(2) The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee shown are a combination of the respective amounts used in calculating the registration fee carried over from the Registration Statements:

	Total Shares		Proposed Maximum		Proposed Maximum
Registration	Originally	Number of Shares	Offering Price per		Aggregate Offering	Amount of
Statement	Registered	Carried Over	Share(A)		Price	Registration Fee
No. 33-40796	2,050,000	370,119	$15.75		$5,829,374.25	$1,457.34
No. 33-65081	700,000	700,000	28.25		19,775,000.00	6,819.00
No. 333-39319	800,000	800,000	23.1875		18,550,000.00	5,620.65
No. 333-93473	650,000	650,000	42.875		27,868,750.00	7,357.35
No. 333-83444	1,000,000	1,000,000	24.25		24,250,000.00	2,249.40
Total	5,200,000	3,520,119	27.35	(B)	96,273,124.25	23,503.74

(A) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457 (c) and the third sentence of Rule 457(h)(1) based upon the average of the high and low price of the common shares of beneficial shares of Dionex Corporation as reported on Nasdaq National Market with respect to the shares carried over from (i) the 1991 Registration Statement on May 20, 1991; (ii) the 1995 Registration Statement on December 12, 1995; (iii) the 1997 Registration Statement on October 29, 1997; (iv) the 1999 Registration Statement on December 15, 1999; and (v) the 2002 Registration Statement on February 22, 2002.

(B) Weighted average offering price per share based on the number of shares carried over.

(3) This registration statement shall also cover any of the registrant’s common shares that become issuable under the registrant’s Dionex Corporation 2004 Equity Incentive Plan, the 1988 Directors’ Stock Option Plan and the Dionex Corporation Stock Option Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common shares.

(4) As described in notes 1 and 2 above, $23,503.74 of the registration fee was previously paid with the Registration Statements. No additional filing fee is due under this registration statement.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     Dionex Corporation (“Dionex”) has filed this registration statement to register under the Securities Act of 1933, as amended (the “Securities Act”) the offer and sale of 3,520,119 common shares, par value $0.001 per share, of beneficial interest in Dionex pursuant to its Dionex Corporation 2004 Equity Incentive Plan. This registration statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 33-40796), as filed with the Securities and Exchange Commission on May 23, 1991 (the “1991 Registration Statement”); (c) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 33-65081), as filed with the Securities and Exchange Commission on December 15, 1995 (the “1995 Registration Statement”); (d) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-39319), as filed with the Securities and Exchange Commission on November 3, 1997 (the “1997 Registration Statement”); (e) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-93473), as filed with the Securities and Exchange Commission on December 23, 1999 (the “1999 Registration Statement”); and (f) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-83444), as filed with the Securities and Exchange Commission on February 26, 2002 (the “2002 Registration Statement”) (the 1991 Registration Statement, the 1995 Registration Statement, the 1997 Registration Statement, the 1999 Registration Statement and the 2002 Registration Statement are collectively referred herein as the “Registration Statements”). The offer and sale of 3,520,119 shares registered hereby were previously registered pursuant to the 1988 Directors’ Stock Option Plan and the Dionex Corporation Stock Option Plan.

     The 2004 Equity Incentive Plan was approved and adopted at Dionex’s 2004 annual meeting of stockholders on October 22, 2004 to supersede and replace the 1988 Directors’ Stock Option Plan and the Dionex Corporation Stock Option Plan. Dionex desires to have the common shares registered hereunder and issuable pursuant to the 2004 Equity Incentive Plan to include those common shares described above whose offer and sale were registered under the Registration Statements and are carried over to this registration statement. Following the filing of this registration statement, the shares carried over from the Registration Statements are no longer available for new awards under the 1988 Directors’ Stock Option Plan and the Dionex Corporation Stock Option Plan.

     Consequently, in accordance with the Instruction and Interpretation: (a) Dionex is carrying over from the 2001 Registration Statement and registering the offer and sale of 3,520,119 common shares under the 2004 Equity Incentive Plan pursuant to this registration statement; (b) $23,503.74 of the registration fee allocable to the shares carried over from the Registration Statements and paid in connection with the Registration Statements is carried over in this registration statement; and (c) the 2001 Registration Statement is being amended on a post-effective basis to discuss the replacement of the 1988 Directors’ Stock Option Plan and the Dionex Corporation Stock Option Plan pursuant to this registration statement by the 2004 Equity Incentive Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company’s Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses incurred by any director or executive officer in connection with any proceeding, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company has obtained insurance to indemnify its directors and officers for certain liabilities, which may include liabilities arising under the Securities Act.

EXHIBITS

Exhibit
Number
5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

99.1	Dionex Corporation 2004 Equity Incentive Plan

99.2	Agreements used in connection with grants to non-employee directors under the 2004 Equity Incentive Plan

99.3	Agreements used in connection with grants to persons other than non-employee directors under the 2004 Equity Incentive Plan

UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 7, 2004.

Dionex Corporation

By:	/s/ Craig A. McCollan

Title:	Chief Financial Officer

POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Lukas Braunschweiler and Craig McCollam, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lukas Braunschweiler	President and Director	December 7, 2004

Lukas Braunschweiler

/s/ Craig A. McCollan	Chief Financial Officer
(Principal Financial and
Craig A. McCollan	Accounting Officer)	December 7, 2004

/s/ David L. Anderson	Director	December 7, 2004

David L. Anderson

/s/ A. Blaine Bowman	Director	December 7, 2004

A. Blaine Bowman

/s/ B.J. Moore	Director	December 7, 2004

B.J. Moore

/s/ Riccardo Pigliucci	Director	December 7, 2004

Riccardo Pigliucci

/s/ Michael W. Pope	Director	December 7, 2004

Michael W. Pope

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

99.1	2004 Equity Incentive Plan

99.2	Agreements used in connection with grants to non-employee directors under the 2004 Equity Incentive Plan

99.3	Agreements used in connection with grants to persons other than non-employee directors under the 2004 Equity Incentive Plan